Exhibit 10.2

CHANGE ORDER FORM
Credit to EPC Contract Value for TSA Work

PROJECT NAME: Sabine Pass LNG Stage 3 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: May 4, 2015	CHANGE ORDER NUMBER: CO-00002 DATE OF CHANGE ORDER: September 17, 2015

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1. This Change Order is a credit to the EPC contract value for home office professional services completed under the Bechtel and SPL, L.L.C. Technical Services Agreement, dated May 9, 2012.

2. Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit A of this Change Order.

Adjustment to Contract Price

The original Contract Price was	$2,987,000,000
Net change by previously authorized Change Orders (00001)	$(35,865,556)
The Contract Price prior to this Change Order was	$2,951,134,444
The Contract Price will be decreased by this Change Order in the amount of	$(2,832,019)
The new Contract Price including this Change Order will be	$2,948,302,425

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified):

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary) N/A

Adjustment to Payment Schedule: Yes. See Exhibit A

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ JJ Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change~~

~~reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ JT Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Projects	Sr. Vice President
Title	Title
9/29/2015	9-18-15
Date of Signing	Date of Signing